Exhibit 10.43

THIRD ADDENDUM

TO

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

This Third Addendum to Lease is attached to, made part of, and incorporated into that certain lease dated August 16, 2000 by Garaventa Properties (“Lessor”) as Lessor, and DURECT Corporation (“Lessee”) as Lessee, with reference to the certain real property known as 830 Eubanks Drive, Suite A& B, City of Vacaville, County of Solano, State of California (“Premises”).

Each section of this Addendum modifies, amends, or adds to corresponding numbered section of the Lease Agreement or its previous Addendums. In the event of a conflict between any section of this Addendum , and any provision of the Lease Agreement, or its previous Addendums, this Addendum shall govern over the Lease.

Defined terms not otherwise defined in this Third Addendum shall have the meanings ascribed to such terms in the Standard Lease and Addendums I & II.

All references to the “Lease” in the Standard Lease or in this Third Addendum shall mean, collectively, the Standard Lease as modified by this Addendum.

Therefore, for valuable consideration of the provisions contained herein, the receipt, and sufficiency of which is hereby acknowledged, both of the undersigned parties do hereby agree as follows:

Section 1.3 Term:

The lease term shall be extended for a period of three (3) years, commencing September 1, 2005 and ending on August 31, 2008.

Section 1.5 Base Rent:

Schedule of Rents:

September 1, 2005 thru August 31, 2006	$8,726.00, Industrial Gross
September 1, 2006 thru August 31, 2007	$8,988.00, Industrial Gross
September 1, 2007 thru August 31, 2008	$9,257.00, Industrial Gross

Section 52, Option to Extend:

If, at the completion of this term of the lease, defined in Section 1.3 herein, Lessee is not in default of any provisions of the lease, and Lesee provides Lessor with written notice of Lessee’s intent to exercise option at lease one hundred eighty (180) days prior to the ending date of the lease term, Lessee shall be entitled to one (1) option to extend the term of the lease period of three (3) years. The annual rent for this option period shall be determined in the manner and in accordance with the provisions contained in Section 52 of the Lease Addendum I, dated September 13, 2000.

Right of First Offer:

If at any time during the extended term of this lease, any space in the Building located at 830 Eubanks Drive (the “offer Space”) becomes available for lease, Lessor shall notify Lessee in writing that such space is available and the principal terms (including rate and tenant improvement allowance) upon which Lessor intends to offer the Offer Space for lease (the “Offer Notice”). Within 5 days following Lessee’s receipt of the Offer Notice, Lessee shall notify Lessor whether or not Lessee is interested in incorporating the Offer Space into the Lease Premises. Failure of Lessee to respond within said five (5) days, or failure to accept the Offer Space on the above specified conditions, shall render this provision of no other force or effect with respect to the Offer Space until such time as that same Offer Space has been leased and has subsequently become available again. If Lessee elects to accept the Offer Space, it shall be deemed to have done so under the terms and conditions as set forth in the Offer Notice and otherwise on the terms and provision of this Lease excepting the provision contained in this paragraph. Lessee’s rights herein are subject to the rights of any other tenant or occupant of the Buildings who may have been previously given options under their respective agreements with Lessor effecting the Offer Space.

Upon acceptance of the Offer Space by Lessee, the parties shall amend this Lease to incorporate the Offer Space into the Leased Premises and to adjust the rent and other charges hereunder appropriately, and all other terms and conditions of this Lease shall remain unchanged.

1 of 2

Except for those modifications, amendments, or additions contained herein, the Standard Lease shall remain in full force and effect.

Agreed and Accepted:

Lessor:		Lessee:

Garaventa Properties		DURECT Corporation

By:	/s/ Joe Garaventa	By:	/s/ James Brown
Joe Garaventa

Date:	7-8-05	Date:

2 of 2